Q1 FISCAL 2019 LETTER TO SHAREHOLDERS JULY 18, 2019 CHEWY, INC. | LETTER TO SHAREHOLDERS 1

THE CHEWY WAY Exceptional Customer Experience and 24/7/365 Service Broad Assortment of Over Convenience of 1,600 Brands E-commerce and 45,000 Products OUR MISSION To be the most trusted and convenient online destination for pet parents everywhere. CHEWY, INC. | LETTER TO SHAREHOLDERS 2

OUR OPERATING PHILOSOPHY We believe we are positively transforming an industry with our superior value proposition of delivering to customers exceptional and personalized care along with the scale and convenience of e-commerce. Ours is a bold mission, one that will continue to require us to keep both a long-ranged mindset as well as a maniacal focus on understanding our customers’ needs, and then innovating, investing and flawlessly executing on their behalf to earn and to retain their loyalty. To maintain a long-range focus implies making decisions which maximize value for customers and shareholders alike, because over the long term, these are the same. With this in mind, we have chosen to invest in building the best customer experience, and to maximize our growth while keeping cashflow as the governor of our growth. We will continue to act in this manner and make big bold bets that satisfy the above criteria. Last but not least, our success in getting us to where we are today has come as a result of the hard work of a talented team of which we are incredibly proud to be a part. Our team while delivering growth at scale and customer experience has also demonstrated an execution rigor that has resulted in expanding gross margins and improving operating losses, while at the same time showcasing a highly disciplined cash-flow management approach. In this way, we are focused on building an enduring franchise. We will continue to be relentless regarding this. We look forward to continuing to strengthen our operating performance and serving even more pet parents in our life as a public company. Sincerely, Sumit Singh, CEO Mario Marte, CFO CHEWY, INC. | LETTER TO SHAREHOLDERS 3

## Q1 Fiscal 2019

# HIGHLIGHTS



**NET SALES**
**$1.1 billion**
45.2% YoY growth

**ACTIVE CUSTOMERS**
**11.3 million**
44.6% YoY growth

**NET SALES PER ACTIVE CUSTOMER**
**$343**
9.2% YoY growth

**GROSS MARGIN**
**22.9%**
330 basis points YoY improvement

**NET LOSS**
**$(29.6) million**
50.6% YoY improvement

**ADJUSTED EBITDA[(1)]**
**$(15.8) million**
69.4% YoY improvement

**ADJUSTED EBITDA MARGIN[(1)]**
**(1.4)%**
530 basis points YoY improvement

## FINANCIAL & OPERATING DATA

*(in thousands, except net sales per active customer and percentages)*

| | 13 WEEKS ENDED | | |
|---|---|---|---|
| | 05/05/2019 | 04/29/2018 | % CHANGE |
| Net sales | $ 1,108,872 | $ 763,462 | 45.2% |
| Net loss | $ (29,554) | $ (59,815) | 50.6% |
| Adjusted EBITDA[(1)] | $ (15,766) | $ (51,509) | 69.4% |
| *Adjusted EBITDA margin[(1)]* | (1.4)% | (6.7)% | |
| Net cash used in operating activities | $ (51,141) | $ (45,273) | (13.0)% |
| Free cash flow[(1)] | $ (63,363) | $ (58,734) | (7.9)% |
| Active customers [(2)] | 11,321 | 7,830 | 44.6% |
| Net sales per active customer [(3)] | $ 343 | $ 314 | 9.2% |
| Autoship customer sales [(4)] | $ 743,853 | $ 477,449 | 55.8% |
| Autoship customer sales as a percentage of net sales [(4)] | 67.1% | 62.5% | |

*[(1)] Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.*

*[(2)] We define active customers as a customer who has ordered, and for whom an order has shipped, at least once during the preceding 364-day period.*

*[(3)] We define net sales per active customer for a given fiscal quarter as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter.*

*[(4)] We define Autoship customers as customers for whom an order shipped through our Autoship subscription program during the preceding 364-day period.*

CHEWY, INC. | LETTER TO SHAREHOLDERS

4

DEAR SHAREHOLDER, We are pleased to share our Q1 fiscal 2019 results with you for the first time as a public company. For the first quarter ended May 5, 2019, we delivered strong year-over-year growth in net sales, while at the same time expanding gross and adjusted EBITDA margin: • Net sales exceeded $1.1 billion, an increase of 45% year-over-year • Gross margin of 22.9%, improved 330 basis points year-over-year • Adjusted EBITDA margin of (1.4%), improved 530 basis points year-over-year CHEWY, INC. | LETTER TO SHAREHOLDERS 5

The Chewy Story Chewy was founded in 2011 on the promise of offering pet parents the convenience of ecommerce along with the expertise and personalized service of the best local neighborhood pet store. Since our launch, we have been on a mission to become the most trusted and convenient online destination for pet parents, offering a broad assortment of pet products, supplies and prescriptions at competitive prices, coupled with high-touch, personalized customer experience, and fast, reliable delivery. There are currently more than 10,000 Chewy employees, known as “Chewtopians”, across the country who are united by our goal to provide each customer with best in class service, every day. From our headquarter offices in South Florida and Boston to our customer service and fulfillment centers across the country, we are passionate about our work and are constantly thinking of new ways to make the customer experience even better. The pet industry is a large growing market opportunity with approximately $70 billion of annual spend in 2017. In addition, the pet care market is one of the most resilient categories during economic downturns because of the nature of the pet parent/pet relationship and is experiencing a secular shift from offline channels into online. Pet humanization and the increased focus on pet health and wellness are also notable trends that are driving growth in the pet industry and delivering a greater share of wallet with increased sales of premium products. The momentum of our business is rooted in innovation and we are always identifying new ways to enhance the customer experience. We are bringing customers the convenience of ecommerce along with the expertise and personalized service of the best local neighborhood pet store. From providing our customers with a wide selection of proprietary brand products, to our convenient Autoship subscription program, to our personalized shopping features, we are leveraging key opportunities to drive repeat and recurring purchases and, ultimately, build brand loyalty and long-term growth. CHEWY, INC. | LETTER TO SHAREHOLDERS 6

The “WOW” Factor We believe our personalized, high-touch customer service is what sets us apart in the industry. Over the past eight years, we have successfully created a customer-centric culture, where pet parents can reach our knowledgeable, award-winning customer service team 24/7 to interact with a live team member in either our Hollywood, Florida or Dallas, Texas customer service centers. As part of our customer service, we have and continue to create special moments that “WOW” and delight our pet parents every day. From sending handwritten welcome cards to new customers to surprising pet parents with hand-painted portraits of their pets, our experiences build memories and customer engagement which fuels long- term loyalty for our company and our brands. 40k Personalized pet portraits sent as a surprise to customers in 2018 We love Chewy. The “service is great and the products are great! It’s so convenient and the prices are amazing! Our dogs love everything we order! – Larry, Chewy Customer 11m ” Handwritten cards sent to customers in 2018 CHEWY, INC. | LETTER TO SHAREHOLDERS 7

Q1 Fiscal 2019

# BUSINESS HIGHLIGHTS

We delivered strong first quarter results as we continue to innovate with a keen focus on providing an amazing customer experience to pet parents.

Our price position remained competitive and we continued to increase product selection across national and proprietary brands, all while maintaining a high-bar standard for delivery experience.


INTERCEPTOR PLUS
6
apoquel
zoetis
Heartgard
(ivermectin/pyrantel)
For DOGS 51-100 lbs
12
Rx
vetsulin
BRAVECTO
NexGard
(afoxolaner) Chewables
Kills Fleas and Ticks
24.1–60.0 lbs
3 Chewables
6 Doses
revolution
(selamectin)

***Celebrating Chewy Pharmacy's First Birthday***

July 2nd marks one year since we launched our online Pharmacy – Chewy Pharmacy – complementing our healthcare offerings of veterinary diet products. These offerings reflect our commitment to the health and wellness of pets and is another step in our mission to become the trusted and convenient destination for pet parents to fulfill all of their pet needs.

Improving pet health and wellness is a common goal we share with the veterinary community. We also enjoy a deep connection with our customers and are continuing to raise awareness on pet health and preventative care by utilizing our marketing capabilities. This, along with our Autoship program, helps drive increased compliance for veterinary prescription diets and medication, benefiting pets, customers, and veterinarians alike. To further that goal, we now offer a new product feature "My Prescriptions", which provides customers a convenient way to view and manage all of their pets' prescriptions like tracking refills and prescription expiration dates.

To accommodate the growth of Chewy Pharmacy, in Q1, we launched a new Pharmacy co-located within our fulfillment center in Phoenix, Arizona, and we operate this new location under our own licenses.

As we celebrate our first anniversary, we have been pleased with the customer response thus far. We are still early in the Pharmacy offering and will continue to look for opportunities to deepen our engagement with veterinarians and pet parents as we expand in this area.

CHEWY, INC. | LETTER TO SHAREHOLDERS 8

### *Expanding Our Distribution Network*

Keeping pace with our continued topline growth, we opened our eighth fulfillment center, this one in Dayton, Ohio, which began operations in June. Increasing our physical capacity and extending our delivery network is an important part of our operational strategy. We continuously improve our logistics processes and drive efficiencies every time we open a new facility. Each fulfillment center has been ideally positioned in key locations throughout the country to provide our customers with fast and reliable delivery.

---

### *Customer-Focused Tech Innovation*

We continue to innovate and improve the customer experience through product and tech initiatives.

In Q1, we launched a new customer notifications platform, one that is robust and customer friendly, and enhances our ability to communicate with our customers over push notifications.

Our mobile app continues to be an important tech development, providing customers with an even more convenient and personalized shopping experience. We continue to develop important upgrades for improved functionality and usability, including enhanced shipment tracking and notification, a unique Q&A feature allowing pet parents to directly engage with Chewy's customer service, improvements in customization features and touch and facial ID functions for increased security.

We also recently rolled out improvements to the app such as voice search and search-autocomplete, product searches enabled by UPC codes, and enhanced Autoship management which have resulted in a significant improvement in our mobile app's ranking.

Product and tech innovation remains a key priority for us as we strive to make the product discovery, purchase, and post-purchase experience across all platforms easy and enjoyable for our customers.


chewy
Shop by Category
Dog
Cat
Fish
Bird

CHEWY, INC. | LETTER TO SHAREHOLDERS 9

## Q1 Fiscal 2019

# FINANCIAL HIGHLIGHTS

Our first quarter 2019 results demonstrate continued top-line growth emphasizing strength in the underlying business. We grew net sales by 45.2% compared to the first quarter of 2018, achieved gross margin of 22.9% and continued to execute against our strategic objectives.

## Net Sales

First quarter net sales grew 45.2% year-over-year to $1.1 billion, compared to $763.5 million in the first quarter of 2018. We continued to see growth in our customer base as well as increased spending among our customers.


($Millions)
$763
$806
$876
$1,088
$1,109
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19

*NOTE: Q4'18 included a 14th week due to retail calendar. Excluding this extra week, Q4'18 net sales were $1,005 million.*

## Autoship Customer Sales

Autoship customer sales grew 55.8% to $743.9 million in the first quarter of 2019, compared to $477.4 million in the first quarter of 2018 driven by growth in our Autoship customer base. We define Autoship customers as customers for whom an order shipped through our Autoship subscription program during the preceding 364-day period. Autoship makes shopping with us even easier, providing pet parents with convenient and flexible automatic reordering and delivery.


($Millions)
$477
$538
$580
$727
$744
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19

*NOTE: Q4'18 included a 14th week due to retail calendar. Excluding this extra week, Q4'18 Autoship customer sales were $678 million.*

## Gross Margin

Gross margin grew 330 basis points to 22.9% in the first quarter of 2019 compared to 19.6% in the first quarter of 2018, driven by our disciplined execution to improve product margin and supply chain efficiencies.


16.6%
17.5%
20.2%
19.6%
22.9%
FY'16
FY'17
FY'18
Q1'18
Q1'19

*NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.*

CHEWY, INC. | LETTER TO SHAREHOLDERS
10

## Adjusted EBITDA

First quarter adjusted EBITDA loss was $15.8 million, an improvement of $35.7 million compared to the first quarter of 2018. Our adjusted EBITDA margin was negative 1.4%, an improvement of 530 basis points year-over- year. Improvements in both adjusted EBITDA and adjusted EBITDA margin demonstrate our ability to continue to grow at scale while also improving the margin profile of the business. Adjusted EBITDA is a non- GAAP financial measure. See "Non-GAAP Financial Measures" below for additional information on non- GAAP financial measures and a reconciliation to the most comparable GAAP measures.


($Millions)
FY'16
FY'17
FY'18
Q1'18
Q1'19
$(97)
$(251)
$(229)
$(52)
$(16)

*NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18 and Q1'19.*

## Net Loss

First quarter net loss was $29.6 million, an improvement of $30.3 million compared to the first quarter of 2018. Our net margin was negative 2.7%, an improvement of 510 basis points year-over-year, driven by higher sales and expanding gross margin.


($Millions)
FY'16
FY'17
FY'18
Q1'18
Q1'19
$(107)
$(338)
$(268)
$(60)
$(30)

*NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18 and Q1'19.*

## Net Cash Provided by (Used in) Operating Activities

First quarter 2019 net cash used in operating activities was $51.1 million, compared to $45.3 million in the first quarter of 2018. Cash used in operating activities in Q1 2019 primarily consisted of $29.6 million of net loss, adjusted for certain non-cash items, which primarily included depreciation and amortization expense of $6.9 million and $7.2 million of share-based compensation expense, as well as a $41.1 million increase in cash consumed by working capital, primarily driven by the timing of payables and inventory build.


($Millions)
$7
$(80)
$(13)
$(45)
$(51)
FY'16
FY'17
FY'18
Q1'18
Q1'19

*NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18 and Q1'19.*

CHEWY, INC. | LETTER TO SHAREHOLDERS
11

## Free Cash Flow

Free cash flow was ($63.4) million for the first quarter of 2019 compared to ($58.7) million in the first quarter of 2018. In the first quarter of 2019, free cash flow was impacted by capital investments totaling $12.2 million, mainly associated with the launch of our Dayton, Ohio fulfillment center and capacity build at our Kentucky and Phoenix pharmacy locations. Free cash flow is a non-GAAP financial measure. See "Non-GAAP Financial Measures" below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.


($Millions)
$(15)
$(120)
$(58)
$(59)
$(63)
FY'16
FY'17
FY'18
Q1'18
Q1'19

*NOTE: FY'17 includes non-routine items: (i) $33.9 million for compensation expenses to our employees as a result of PetSmart's acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart's acquisition of us. There were no similar items for FY'16, FY'18 and Q1'19.*

# CLOSING

We will host a conference call and earnings webcast at 5:00 pm Eastern time today to discuss these results. Interested parties can access the call by dialing (866) 211-4125 in the U.S. or (647) 689-6728 internationally, using the conference code 8297103. A live webcast will also be available on Chewy's investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon.

Sincerely,

Sumit Singh, CEO
Mario Marte, CFO

**Media Contact:**
Kim Hughes
mediainquiries@chewy.com

**Investor Contact:**
Kelsey Turcotte
ir@chewy.com

CHEWY, INC. | LETTER TO SHAREHOLDERS 12

Chewy, Inc. Condensed Consolidated Balance Sheets (in thousands, except share and per share data) As of May 5, February 3, 2019 2019 Assets (Unaudited) Current assets: Cash and cash equivalents $ 29,298 $ 88,331 Accounts receivable 58,984 48,738 Inventories 254,140 220,855 Due from Parent, net 74,655 78,712 Prepaid expenses and other current assets 13,048 11,949 Total current assets 430,125 448,585 Property and equipment, net 93,544 91,691 Operating lease right-of-use assets 157,139 — Other non-current assets 1,505 1,346 Total assets $ 682,313 $ 541,622 Liabilities and stockholders' deficit Current liabilities: Trade accounts payable $ 519,597 $ 502,880 Accrued expenses and other current liabilities 309,054 311,150 Total current liabilities 828,651 814,030 Operating lease liabilities 177,636 — Other long-term liabilities 33,967 63,534 Total liabilities 1,040,254 877,564 Stockholders' deficit: Voting common stock, $0.01 par value per share, 1,000 shares authorized, 100 shares issued and outstanding as of May 5, 2019 and February 3, 2019 — — Additional paid-in capital 1,263,715 1,256,160 Accumulated deficit (1,621,656) (1,592,102) Total stockholders' deficit (357,941) (335,942) Total liabilities and stockholders' deficit $ 682,313 $ 541,622 CHEWY, INC. | LETTER TO SHAREHOLDERS 13

Chewy, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share data. Unaudited) 13 Weeks Ended May 5, 2019 April 29, 2018 Net sales $ 1,108,872 $ 763,462 Cost of goods sold 854,982 613,474 Gross profit 253,890 149,988 Operating expenses: Selling, general and administrative 181,897 123,152 Advertising and marketing 102,263 86,661 Total operating expenses 284,160 209,813 Loss from operations (30,270) (59,825) Interest income, net 716 10 Loss before income tax provision (29,554) (59,815) Income tax provision — — Net loss $ (29,554) $ (59,815) Net loss per share attributable to common stockholders, basic and diluted $ (0.08) $ (0.15) Weighted average common shares used in computing net loss per share attributable to common stockholders, basic and diluted 393,000 393,000 CHEWY, INC. | LETTER TO SHAREHOLDERS 14

Chewy, Inc. Condensed Consolidated Statements of Cash Flows (In thousands. Unaudited) 13 Weeks Ended May 5, 2019 April 29, 2018 Cash flows from operating activities Net loss $ (29,554) $ (59,815) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 6,949 4,718 Share-based compensation expense 7,230 3,273 Non-cash lease expense 4,012 — Amortization of deferred rent — 2,200 Other 1,820 7 Net change in operating assets and liabilities: Accounts receivable (10,246) 4,255 Inventories (33,285) (32,543) Prepaid expenses and other current assets (3,090) 828 Other non-current assets (159) 487 Trade accounts payable 16,716 34,317 Accrued expenses and other current liabilities (11,190) (4,758) Operating lease liabilities (2,121) — Other long-term liabilities 1,777 1,758 Net cash used in operating activities (51,141) (45,273) Cash flows from investing activities Capital expenditures (12,222) (13,461) Cash advances provided to Parent (11,493) (115) Cash reimbursements of advances provided to Parent 15,550 10,090 Net cash used in investing activities (8,165) (3,486) Cash flows from financing activities Contribution from Parent 325 325 Principal repayments of finance lease obligations (52) — Net cash provided by financing activities 273 325 Net decrease in cash and cash equivalents (59,033) (48,434) Cash and cash equivalents, as of beginning of period 88,331 68,767 Cash and cash equivalents, as of end of period $ 29,298 $ 20,333 CHEWY, INC. | LETTER TO SHAREHOLDERS 15

Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we disclose adjusted EBITDA, a non-GAAP financial measure that we calculate as net loss excluding depreciation and amortization; share-based compensation expense; income tax provision; interest income (expense), net; management fee expense; and non-routine items. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We include adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non- cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; and non-routine items as these items are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA excludes one-time non-routine items; and • other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. CHEWY, INC. | LETTER TO SHAREHOLDERS 16

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

| *($ in thousands, except percentages)* | 13 Weeks Ended | |
|---|---|---|
| **Reconciliation of Net Loss to Adjusted EBITDA** | May 5, 2019 | April 29, 2018 |
| Net loss | $ (29,554) | $ (59,815) |
| Add (deduct): | | |
| Depreciation and amortization | 6,949 | 4,718 |
| Share-based compensation expense | 7,230 | 3,273 |
| Income tax provision | — | — |
| Interest income, net | (716) | (10) |
| Management fee expense(1) | 325 | 325 |
| Adjusted EBITDA | $ (15,766) | $ (51,509) |
| Net sales | $ 1,108,872 | $ 763,462 |
| *Adjusted EBITDA margin* | *(1.4)%* | *(6.7)%* |

*(1) Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our condensed consolidated financial statements.*

We define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

### *Free Cash Flow*

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of servers and networking equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We include free cash flow because it is an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

CHEWY, INC. | LETTER TO SHAREHOLDERS 17

The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow for each of the periods indicated. ($ in thousands) 13 Weeks Ended Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow May 5, 2019 April 29, 2018 Net cash used in operating activities $ (51,141) $ (45,273) Add (deduct): Capital expenditures (12,222) (13,461) Free Cash Flow $ (63,363) $ (58,734) Free cash flow may be affected in the near to medium term by the timing of capital investments (such as purchases of IT and other equipment and the launch of new fulfillment centers, customer service centers, and corporate offices), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover. CHEWY, INC. | LETTER TO SHAREHOLDERS 18

GUIDANCE Our outlook for the second fiscal quarter, which ends August 4, 2019, and full-year fiscal year 2019, which ends on February 2, 2020, is as follows: FISCAL SECOND QUARTER 2019 GUIDANCE Net Sales $1.12 billion - $1.14 billion 39% to 42% year-over-year growth FISCAL YEAR 2019 GUIDANCE Net Sales $4.675 billion - $4.750 billion 32% to 34% year-over-year growth 36% to 38% year-over-year growth excluding 53rd week in fiscal 2018 Adjusted EBITDA 400 - 450 basis points improvement year-over-year margin(1) (1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. As a reminder, we have a 52 or 53-week fiscal year ending each year on the Sunday that is closest to January 31 of that year. Each fiscal year generally consists of four 13-week fiscal quarters, with each fiscal quarter ending on the Sunday that is closest to the last day of the last month of the quarter. We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). CHEWY, INC. | LETTER TO SHAREHOLDERS 19

FORWARD-LOOKING STATEMENTS This communication contains forward-looking per active customer; accurately predict economic statements about us and our industry that involve conditions and their impact on consumer spending substantial risks and uncertainties. All statements patterns, particularly in the pet products market, and other than statements of historical facts contained in accurately forecast net sales and appropriately plan this communication, including statements regarding our expenses in the future; introduce new products or our future results of operations or financial condition, offerings and improve existing products; successfully business strategy and plans and objectives of compete in the pet products and services retail management for future operations, are forward- industry, especially in the e-commerce sector; source looking statements. In some cases, you can identify additional, or strengthen our existing relationships forward-looking statements because they contain with, suppliers; negotiate acceptable pricing and words such as “anticipate,” “believe,” “contemplate,” other terms with third-party service providers, “continue,” “could,” “estimate,” “expect,” “intend,” suppliers and outsourcing partners and maintain our “may,” “plan,” “potential,” “predict,” “project,” relationships with such entities; optimize, operate “should,” “target,” “will” or “would” or the negative and manage the expansion of the capacity of our of these words or other similar terms or expressions. fulfillment centers; provide our customers with a cost- These forward-looking statements include, but are effective platform that is able to respond and adapt not limited to, statements concerning our ability to rapid changes in technology; maintain adequate to: sustain our recent growth rates and manage cybersecurity with respect to our systems and ensure our growth effectively; acquire new customers in that our third-party service providers do the same with a cost-effective manner and increase our net sales respect to their systems; successfully manufacture CHEWY, INC. | LETTER TO SHAREHOLDERS 20

and sell our own private brand products; maintain have conducted an exhaustive inquiry into, or review consumer confidence in the safety and quality of our of, all relevant information. These statements are vendor-supplied and private brand food products inherently uncertain, and investors are cautioned and hardgood products; comply with existing or not to unduly rely on these statements. The forward- future laws and regulations in a cost-efficient manner; looking statements made in this communication attract, develop, motivate and retain well-qualified relate only to events as of the date on which the employees; and adequately protect our intellectual statements are made. We undertake no obligation to property rights and successfully defend ourselves update any forward-looking statements made in this against any intellectual property infringement claims communication to reflect events or circumstances or other allegations that we may be subject to. after the date of this communication or to reflect new information or the occurrence of unanticipated events, You should not rely on forward-looking statements except as required by law. We may not actually achieve as predictions of future events. We have based the plans, intentions or expectations disclosed in our the forward-looking statements contained in this forward-looking statements, and you should not place communication primarily on our current expectations undue reliance on our forward-looking statements. and projections about future events and trends Our forward-looking statements do not reflect the that we believe may affect our business, financial potential impact of any future acquisitions, mergers, condition, and results of operations. The outcome dispositions, joint ventures or investments. of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward- looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward- looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we CHEWY, INC. | LETTER TO SHAREHOLDERS 21

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